Exhibit 10.13

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE OMITTED NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE COMMISSION.

MANAGEMENT AND SERVICES AGREEMENT

This MANAGEMENT AND SERVICES AGREEMENT (“Agreement”) is entered into this 1st day of January 2009, by and between RoomStore, Inc., (“RoomStore”) and Mattress Discounters Group, LLC (“MDG”).

WHEREAS, MDG is a mattress retail company with approximately 75 stores located in Virginia, Maryland, Delaware and the District of Columbia, and

WHEREAS, RoomStore is a furniture retail company and is a Member of MDG, having a 75% ownership share of MDG, and

WHEREAS, RoomStore is willing to provide, and MDG is willing to pay for, certain management and administrative services necessary for the business operations of MDG.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

SERVICES TO BE PROVIDED

1.01 Services Defined. Subject to the terms and conditions set forth herein, RoomStore shall provide MDG with the services and building space listed on Schedule 1 (the “Services”). These Services may not be materially increased or decreased without the express, written consent of the parties.

1.02 Performance of the Services. All Services provided under this Agreement shall be performed at the request of and under the general direction of MDG. Except as expressly authorized in advance, RoomStore shall not have any power to act independently on behalf of MDC. RoomStore shall have the discretion to refuse any Service requested by MDC. Nothing in this Agreement shall require RoomStore to perform a service that is not specifically agreed to under the terms of this Agreement. RoomStore, in its sole discretion, shall determine which of its employees, agents, or facilities shall be used to perform the Services. The Services provided hereunder shall be performed by RoomStore employees or agents who perform comparable services for RoomStore in their normal course of employment.

1.03 No Employment Relationship. Except as otherwise provided in writing, the employees of RoomStore who are performing the Services shall be deemed for all purposes (including compensation and benefits) to be employees of RoomStore only, and are not employees, representatives or independent contractors of MDG. In performing the Services, all such employees of RoomStore shall remain under the direction, control and supervision of RoomStore, and RoomStore shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees.

ARTICLE II

TERM AND PAYMENT

2.01 Term of Agreement. This Agreement shall be for a period of one year, ending on December 31, 2009. Thereafter, the Agreement shall be automatically renewed for successive one-year terms, unless either party gives notice of termination at least 90 days prior to the end of term in effect. This Agreement may be terminated for cause as provided in section 3.01(c) below.

2.02 Payment for Services. The combined annual cost for the Services is estimated to be $5,290,400, to be billed by RoomStore and paid by MDG in equally monthly installments of $440,866.67. Payment is due within 30 days of receipt of the invoices. The annual cost for the Services shall be reviewed at least twice annually, and shall be adjusted by the mutual consent of the parties.

2.03 Payment for Expenses. Some of the Services provided incur fees and expenses on a per-person or a per-transaction basis. These are listed on Schedule 2. RoomStore will bill these actual expenses to MDG on a monthly basis. Payment is due within 30 days of receipt of the invoices.

ARTICLE III

STANDARD OF CARE AND INDEMNIFICATION

3.01 Standard of Care

(a) Except as provided in section 3.01(c) below, RoomStore makes no express or implied representations, warranties, or guarantees relating to the Services or the quality of the Services to be performed under this Agreement.

(b) The Services provided under this Agreement may be interrupted or delayed from time to time by power outages, storm-related interruptions and damage, or other force majeure events, which are beyond the control of RoomStore. RoomStore is not responsible or liable for any loss, damage or expense related to such interruptions or delays.

(c) RoomStore shall provide the Services to MDG using the same degree of skill, attention and care that RoomStore exercises with respect to its own business. If MDG is not satisfied with the Services performed by RoomStore, then MDG shall send written notice to RoomStore, detailing specific deficiencies and concerns. Within 14 days of receipt of this notice, the parties shall meet and develop a plan for resolving the deficiencies and concerns. The plan shall set forth specific improvement benchmarks, and deadlines for achieving these benchmarks. If the benchmarks are not substantially achieved by the specified deadlines, then MDG may terminate this Agreement after giving RoomStore 90 days’ notice of termination.

(d) RoomStore, and its directors, officers, employees and agents shall not be liable to MDG or any third party, for any claims, damages, or expenses relating to the Services provided under this Agreement, except where proximally caused by the willful misconduct, or illegal conduct, of RoomStore.

3.02 Indemnification. MDG shall defend, indemnify and hold harmless RoomStore, and its directors, officers, agents and employees from and against any claims, demands, actions, damages, judgments and liabilities arising from or related to RoomStore’s performance of the services, except in cases of willful misconduct or illegal conduct by RoomStore. This indemnification shall survive any termination of this Agreement.

ARTICLE IV

MISCELLANEOUS

4.01 Governing Law, Venue and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, without regard to any choice of law provision. All legal actions, suits and proceedings arising out of or relating to this Agreement shall be brought in a state or federal court having jurisdiction in the city of Richmond, Virginia or the county of Henrico, Virginia. Each party hereby consents to submit to the jurisdiction of these courts, upon proper service of process. In any legal action, the prevailing party shall be entitled to reasonable attorneys fees and costs.

4.02 Assignment. This Agreement may not be assigned to any third party, without the express written consent of the other party. Provided, however, that either party may assign this Agreement pursuant to a merger, acquisition or consolidation involving substantially all of the assets of the assigning party, provided that the assigning party remains liable for all pre-assignment obligations under the Agreement, and that the assignee assumes in writing all of the obligations of this Agreement.

4.03 No Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any person or entity.

4.04 Relationship of Parties. Nothing herein contained shall be deemed or construed by RoomStore or MDG or for any other party as creating the relationship of principal and agent or of partnership, joint employers or joint venture by the parties hereto.

4.05 Integration and Amendments. This Agreement contains the full understanding of the parties with respect to the subjects covered in this Agreement. Any amendments must be in writing, and signed by both parties.

4.06 Severability. If any provision of this Agreement is adjudged to be invalid, illegal or unenforceable to any extent, then the remainder of this Agreement shall remain in effect and shall be enforceable to the fullest extent permitted by law.

4.07 Notices. All notices given pursuant to this Agreement shall be in writing and either (a) hand-delivered, or (b) sent via a national courier service with tracking capability.

If to RoomStore:

RoomStore, Inc.

12501 Patterson Avenue

Richmond, VA 23238

Attn: Legal Department

If to Mattress Discounters Group, LLC:

Mattress Discounters Group, LLC

6230 Seven Corners Center

Falls Church, VA 22044

Attn: President

WITNESS THE FOLLOWING SIGNATURES:

RoomStore, Inc.

/s/ Brian D. Bertonneau
By: Brian D. Bertonneau
Its: Senior VP and General Counsel

Mattress Discounters Group, LLC

/s/ Ray Bojanowski
By: Ray Bojanowski
Its: CEO

SCHEDULE 1

SERVICES PROVIDED

ACCOUNTING SERVICES	ANNUAL COST	COMMENTS
File Sales Tax Returns, Customer Refunds, Cash Management and Bank reconciliations. Supervision of MDG, LLC employees handling Accounts Payable, Fixed Assets and Wells Fargo Settlements. Prepare Financial Statements for consolidated company and also by-stores.	********** ********** ********** **********	********** ********** ********** **********

ADVERTISING
Print - creative, analysis, negotiating, buying,
Electronic - creative, analysis, negotiating, buying,
Newspaper - creative, analysis, negotiating, buying,

HUMAN RESOURCES, PAYROLL AND BENEFITS
Manage HR, Payroll and Benefit programs

INSURANCE AND RISK MANAGEMENT
Manage insurance program
Renew insurance program annually
Monitor claims and safety issues

INFORMATION SERVICES
Manage all IT functions
70-store WAN support
Manage all IT contracts
Network support
Intranet support
Nightly operations and backups
Data retention
Store phone system and support
Equipment maintenance and support
E-commerce management and admininstration (future option)

SCHEDULE 1

SERVICES PROVIDED

LEGAL AND CORPORATE GOVERNANCE
Draft and review contracts	**********
Provide advice on claims, demands and litigation	**********
Attend Board meetings, take minutes	**********
Obtain and maintain state qualifications	**********
Maintain company records

REAL ESTATE
Maintain lease files
Coordinate store maintenance
Provide office space at Seven Corners, VA location
Provide warehouse space at Jessup, MD location

WAREHOUSE AND DELIVERY SERVICES
Manage warehouse and delivery operations
Distribution expenses
Delivery expenses

ANNUAL COST

SCHEDULE 2

EXPENSES RELATED TO THE SERVICES

EMPLOYEE BENEFITS	COST	COMMENTS
Health care	varies	Actual cost billed for claims and administration fees, less contributions from MDG employees
Dental	varies	Actual monthly premiums billed by vendor, based on participation
Vision	varies	Actual monthly premiums billed by vendor, based on participation
Life and Accidental Death & Dismemberment	varies	Actual monthly premiums billed by vendor, based on participation
Disability I and II	varies	Actual monthly premiums billed by vendor, based on participation
Executive Life	varies	Actual monthly premiums billed by vendor, based on participation

PAYROLL SERVICES
ACS Processing Cost	varies	Actual cost per employee charged by ACS for processing, direct deposit fees and postage
Unemployment taxes	varies	Actual cost charged by TALX for unemployment taxes and processing fees
Payroll taxes	varies	Actual cost charged by ADP for filing payroll taxes for MDG

HUMAN RESOURCES
Background checks	$9.95 each	Will be billed direct to MDG, LLC
Drug testing, negative	$31.25 each	Actual cost
Drug testing, positive	$81.00 each	Actual cost

INSURANCE
Property and casualty insurance premiums	varies	Annual premiums set by insurance carriers; MDG allocations to be charged back
Workers compensation claims	varies	Actual claims costs and claims administration fees billed by insurance carrier